Tuesday, November Ol,2016

Denise Katz

8185 Via Ancho Rd Ste. 880107

Boca Raton FL 33433

Dear Denise:

This will confirm the terms of our mutual understanding and agreement [· Agreement•) In connection with the efforts of (·Finder") to enroll subscribers on behalf of WRAPMAIL INC. [·Company") as follows:

1. Appointment.

The Company hereby authorizes Finder, on a nonexclusive basis, to identify potential parties that may wish to purchase products or subscribe for services offered by the Company (each, a "Subscriber" and coactively ·Subscribers") on terms acceptable to the Company.

However, it Is agreed that the Finder shall have no continuing role or part of the negotiations or relationship between any Subscribers that the Finder Identifies to the Company (apart from any rights granted under Section 2): and that Finder is not now, nor shall it ever be, an agent of the Company. Finder agrees to indemnify (i) the Company for any liability, fees (including attorney's fees), costs or expenses, or settlements which the Company incurs as a result            of any representation to third-parties by Finder that Finder Is an agent of the Company and (ii) any misrepresentation by Finder regarding the Company, Its products or its services.

It is understood that Finder is acting as a finder only and shall have no authority to enter into any commitments on the Company's behalf, or to negotiate the terms of any agreement between a Subscriber and the Company.

2. Compensation.

If a potential Subscriber introduced to the Company by Finder enters into an agreement with the Company for the provision of products or services of the Company, then Finder shall be entitled to a Cash Fee (the '"Fee·) equal to ten percent (1°") of the basic monthly charges paid by such Subscriber In accordance with a subscription agreement entered into between such Subscriber and the Company. Company shall pay Finder the Fee only after it has been

WRAPmail Inc.

960 S. Broadway

 Hicksville, NY 11801

successfully collected from and paid by Subscriber to Company. Company will not pay Fee in advance.

3. Fees.

The fees due Finder as set forth in Section 2 above, if any, shall be paid by the Company to Finder on a monthly basis.

4. Termination.

This Agreement may be terminated at any time by either party by written notice to the other party in accordance with the notice provisions listed in Section 7, but such termination shall not affect the obligation of the Company to pay the finder's fee hereunder after such termination with any Subscriber introduced by Finder prior to such termination.

5. Accurate Information.

The Company hereby represents and warrants that all information provided Finder pertaining to the Company, its products and its services shall be true and correct; and the Company shall hold Finder harmless from any and all liability, expenses or claims arising from the disclosure or use of such information.

6. Applicable Law.

This Agreement is governed by and construed under the laws of the State of New York, and any action brought by either party against the other party to enforce or interpret this Agreement shall be brought in an appropriate court of such State. In the event of any such action, the prevailing party shall recover all costs and expenses thereof, including reasonable attorney's fees from the losing party.

7. Notices.

Any notice, request, instruction or other document to be given under this Agreement by either party to the other party shall be in writing and (a) delivered personally; (b) sent by telecopy; (c) delivered by overnight express {charges prepaid); or (d) sent by registered or certified mail, postage prepaid

WRAPmail Inc.

960 S. Broadway

Hicksville, NY 11801

If to Company to:

WRAPmail Inc..

960 S. Broadway

Hicksville, NY 11801

Attn: Marco Alfonsi

If to Finder to:

Priatek, St Petersburgh, FL

Aquimo, Mesa, Az

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, telecopied or sent by overnight express in the manner provided in this section 8 shall be deemed to have been duly given to the party to whom it is addressed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to  the party to whom it Is addressed at the close of business, local time of the recipient, on the third business day after it is so placed in the mail.

8. Complete Understanding.

This Agreement and the Purchase Agreement constitute the entire agreement and understanding between the parties and supersedes all prior agreements and understanding, both written and oral, between the parties hereto with respect to the subject matter.

9. Headings and Capitalized Terms.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of Its provisions.

10. Successors and Assigns.

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. Neither Finder nor Company may assign their rights or delegate their obligations under this Agreement without the prior written consent of the other.

11. Modification and Waiver.

WRAPmail Inc

None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Finder and Company.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

12. Invalid Provision s.

If any provision of this Agreement is held to be Illegal, invalid or unenforceable under present or future laws by any court of competent jurisdiction, such illegality , invalid ity or unenforceability shall not affect the legality, enforceability or validity of any other provisions or of the same provision as applied to any other fact or circumstance and such Illegal, unenforceable or invalid provision shall be modified to the minimum extent necessary to make such provision legal, valid or enforceable, as the case may be.

If the foregoing correctly sets forth our Agreement, please sign and return the enclosed copy of this letter.

/s/ Denise Katz

(Finder) Denise Katz

AGREED TO AND ACCEPTED AS OF THE DATEH' EREOF

WRAPMAIL INC.

By: /s/ Marco Alfonsi

Marco Alfonsi